Exhibit 99.1
MEADOWBROOK INSURANCE GROUP, INC.
(NYSE - MIG)

CONTACT:	Karen M. Spaun, SVP & Chief Financial Officer, (248) 204-8178 Holly Moltane, Controller – GAAP Financial Reporting, (248) 204-8590

MEADOWBROOK INSURANCE GROUP, INC.
REPORTS SECOND QUARTER RESULTS
• Net Operating Income of $0.21 per diluted share
• Net Income of $0.20 per diluted share
• Combined Ratio of 92.7%
• Gross Written Premium up 66.3%
• Book Value per share of $8.31
SOUTHFIELD, MICHIGAN
August 3, 2009
Second Quarter 2009 Highlights and Overview:
•	Net operating income, a non-GAAP measure, increased 39.8% to $11.9 million, or $0.21 per diluted share on 57.5 million shares, in the second quarter of 2009 compared to $8.5 million, or $0.23 per diluted share on 37.1 million shares, in the second quarter of 2008.

•	Net income increased 38.0% to $11.6 million, or $0.20 per diluted share, in the second quarter of 2009 compared to $8.4 million, or $0.23 per diluted share for the second quarter of 2008.

•	Combined ratio was 92.7% in the second quarter of 2009, compared to 90.5% for the second quarter of 2008.

•	Book value per share increased to $8.31 per share compared to $7.98 per share at March 31, 2009 and $7.64 per share at December 31, 2008.
Meadowbrook Insurance Group, Inc. (NYSE: MIG) reported that second quarter net operating income, a non-GAAP measure, grew by 39.8% to $11.9 million or $0.21 per diluted share, compared to $8.5 million or $0.23 per diluted share in the second quarter of 2008. Net income increased by 38.0% to $11.6 million, or $0.20 per diluted share in the second quarter of 2009, compared to $8.4 million, or $0.23 per diluted share in the second quarter of 2008. Second quarter 2009 net income included after-tax realized losses of $287,000, or approximately $0.01 per diluted share, due to other than temporary impairments on investments in certain asset-backed securities, corporate bonds and preferred stocks.
The second quarter 2009 GAAP combined ratio was 92.7%, compared to 90.5% for the second quarter of 2008. The loss ratio for the second quarter of 2009 was 59.4%, compared to 61.2% for the second quarter of 2008. The second quarter 2009 loss ratio includes 5.0 percentage points of favorable prior year reserve development, compared to 3.5 percentage points of favorable prior year reserve development in the second quarter of 2008. The expense ratio for the second quarter of 2009 was 33.3%, compared to 29.3% in the second quarter of 2008. The increase in the expense ratio is due primarily to higher commission levels and
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internal costs associated with our excess and surplus lines operations and a planned for reduction in reinsurance ceding commissions due to restructuring of those agreements.
Second quarter 2009 gross written premium increased 66.3% to $156.9 million, compared to $94.4 million in the second quarter of 2008.
As expected, net commission and fee revenue for the second quarter of 2009 was down to $8.4 million compared to $9.6 million in the second quarter of 2008. Additionally, there was a pre-tax loss, excluding amortization, on fee-for-service business of $378,000 compared to $1.7 million of pre-tax income, excluding amortization in the second quarter of 2008.
Commenting on the results, Meadowbrook President and Chief Executive Officer Robert S. Cubbin stated: “Throughout the first half of 2009 we have focused on price adequacy and selective growth with strict adherence to underwriting discipline, and as a result, our performance in the second quarter and first half of the year has positioned us to achieve results at the high end of the range we previously set of $46 million to $52 million of net operating income. This generates operating EPS at the high end of the range of $0.80 to $0.90 per share. Growth in gross written premium was 66.3% for the quarter, and we continue to be optimistic about our prospects for revenue growth. We will continue to be selective in our approach to premium growth, as our markets have remained competitive. In certain classes of business, rate decreases that we saw in the recent past are moderating, but in our opinion the market is stabilizing, not hardening. We are pleased with our combined ratio results for the second quarter, which includes favorable development on prior year accident year loss reserves in our workers’ compensation, general liability and auto liability lines. We expected that the revenue and income from our commission and fee-for-service business would decline in 2009 because a fee-based client decided to assume the administration of the program in-house. Also, management fees and commissions based on premium have declined because of the competitive market and poor economic conditions.”
Commenting on the integration progress of the ProCentury merger, Mr. Cubbin stated, “A year after the merger, it is gratifying to see that the opportunities we contemplated during due diligence are coming to fruition and producing real results. We have moved past the hypotheses and rationale for the merger and we are working from a largely integrated back office, product and distribution platform. We are leveraging fixed costs, we have created reinsurance purchasing efficiencies and we can cite specific examples of revenue enhancing initiatives that would not have otherwise been possible. We have expanded the size, expertise and scope of our organization, and because we have distinct capabilities in both the admitted and surplus lines markets, we have unique tools to manage through cycles: during softer cycles we can lean on the stability of our admitted and program business, and we have the flexibility in our surplus lines business to act quickly and opportunistically when the market firms.”
Year to Date June 30, 2009 Overview
Net operating income for the six months ended June 30, 2009 increased 81.1% to $28.3 million, or $0.49 per diluted share on 57.5 million shares, compared to $15.6 million, or $0.42 per diluted share on 37.1 million shares for the same period in 2008. Net income for the first half of 2009 increased 62.5% to $25.2 million or $0.44 per share compared to $15.5 million or $0.42 per share for the same period in 2008. Our 2009 year to date results include $3.1 million of other than temporary impairment charges on our investment portfolio. For the first six months of 2009, pre-tax fee-for-service income, excluding amortization, declined by 71.4% to $1.2 million from $4.2 million for the six months ended June 30, 2008.
The year to date GAAP combined ratio for 2009 improved to 90.2% compared to 92.1% for the year to date period ended June 30, 2008. The loss ratio for the six months ended June 30, 2009 improved to 58.7% compared to 61.5% for the same period in 2008. The expense ratio for the six months ended June 30, 2009 was 31.5% compared to 30.6% for same period in 2008. The year to date 2009 combined ratio includes 5.7 points of favorable prior year development compared to 3.9 points of favorable prior year development for year to date 2008.
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Other Matters
Shareholders’ Equity:
At June 30, 2009, shareholders’ equity was $477.4 million, or $8.31 per common share compared to $438.2 million, or $7.64 per common share, at December 31, 2008. Common shares outstanding at June 30, 2009 were 57,447,707 compared to 37,021,032 at June 30, 2008. The increase in outstanding shares is primarily due to the issuance of 21.1 million shares, or $122.7 million of new equity in conjunction with the ProCentury merger on July 31, 2008.
At June 30, 2009, our debt-to-equity ratio was 28.6% compared to 32.2% at December 31, 2008. Our debt to equity ratio excluding debentures was 11.6% at June 30, 2009 compared to 13.8% at December 31, 2008.
Dividend and Share Repurchases:
On July 31, 2009, our Board of Directors declared a quarterly dividend of $0.02 per share payable on August 31, 2009 to shareholders of record as of August 14, 2009.
We did not repurchase any shares during the second quarter of 2009. As of June 30, 2009, we have available up to 2,200,000 shares remaining under the share repurchase authorization.
Investment Portfolio:
At June 30, 2009 our pre-tax book yield was 4.6% compared to 4.3% at June 30, 2008. The duration of the portfolio was 4.1 years at June 30, 2009, compared to 4.5 years at December 31, 2008 and 3.9 years at June 30, 2008. The average pre-tax book yield on new purchases during the second quarter of 2009 was 5.1%.
Net investment income for the second quarter of 2009 was $12.4 million, up from $6.9 million in the second quarter of 2008. For the six months ended June 30, 2009 net investment income was $24.7 million compared to $14.1 million for the same periods in 2008. The increases in net investment income for the quarter and year to date periods are primarily related to investment income from the Century Insurance portfolio.
A- (Excellent) A.M. Best Rating Affirmed:
On June 24, 2009, A.M. Best Company affirmed the financial strength rating of A- (Excellent) for Meadowbrook Insurance Group and its pooled members. The rating reflects Meadowbrook’s sustained operating profitability, its supportive capitalization and management’s expertise in both the specialty program business and alternative risk market.
2009 Expectations
We anticipate continued growth throughout the year, and while the level of rate decreases has moderated, we continue to operate in a very competitive market and difficult economic environment. Therefore, we now believe a better estimate of full year gross written premium to be between $695.0 million and $715.0 million. Our outlook for net operating income has not changed, and we continue to expect net operating income at the higher end of a range of $46.0 million to $52.0 million, or $0.80 to $0.90 per share. Commenting on the 2009 outlook, Mr. Cubbin stated: “We expect to continue to grow profitably, and maintaining price adequacy requires us to grow selectively. A competitive insurance market and a poor economy have created downward pressure on revenue growth. Therefore, we now anticipate gross written premium in a range of $695.0 million to $715.0 million. We continue to expect that the higher end of our range of net operating income is achievable.”
Conference Call
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Meadowbrook’s 2009 second quarter and year to date results will be discussed by management in more detail on Tuesday, August 4, 2009 at 9:00 a.m. Eastern Time.
To listen to the call, please dial 1-877-407-0782 approximately five minutes prior to the start of the call and ask for the Meadowbrook conference call. Additionally, the conference call will be broadcast live over the Internet and can be accessed by all interested parties via the investor relations section of our website at www.meadowbrook.com or www.investorcalendar.com.
For those who cannot listen to the live conference call, a replay of the call will be available through Tuesday August 11, 2009 by dialing 1-877-660-6853 and referring to conference ID 327551 and account number 286. The webcast will be archived and available for replay through Friday, December 4, 2009.
About Meadowbrook Insurance Group
Meadowbrook Insurance Group, Inc., based in Southfield, Michigan, is a leader in the specialty program management market. Meadowbrook includes several agencies, claims and loss prevention facilities, self-insured management organizations and seven property and casualty insurance underwriting companies, including one in Bermuda. Meadowbrook has twenty-six locations in the United States. Meadowbrook is a risk management organization, specializing in specialty risk management solutions for agents, professional and trade associations, and small to medium-sized insureds. Meadowbrook Insurance Group, Inc. common shares are listed on the New York Stock Exchange under the symbol “MIG”. For further information, please visit Meadowbrook’s corporate web site at www.meadowbrook.com.
Certain statements made by Meadowbrook Insurance Group, Inc. in this release may constitute forward-looking statements including, but not limited to, those statements that include the words “believes,” “expects,” “anticipates,” “estimates,” or similar expressions. Please refer to the Company’s most recent 10-K, 10-Q, and other Securities and Exchange Commission filings for more information on risk factors. Actual results could differ materially. These forward-looking statements involve risks and uncertainties including, but not limited to the following: the frequency and severity of claims; uncertainties inherent in reserve estimates; catastrophic events; a change in the demand for, pricing of, availability or collectability of reinsurance; increased rate pressure on premiums; obtainment of certain rate increases in current market conditions; investment rate of return; changes in and adherence to insurance regulation; actions taken by regulators, rating agencies or lenders; obtainment of certain processing efficiencies; changing rates of inflation; and general economic conditions. Meadowbrook is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
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EARNINGS RELEASE	PAGE 5

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED BALANCE SHEET INFORMATION

	JUNE 30,	DECEMBER 31,
(In Thousands, Except Per Share Data)	2009	2008

BALANCE SHEET DATA

ASSETS
Cash and invested assets	$1,142,511	$1,085,648
Premium & agents balances	136,213	117,675
Reinsurance recoverable	267,890	268,703
Deferred policy acquisition costs	59,027	56,454
Prepaid reinsurance premiums	28,829	31,885
Goodwill	119,092	119,028
Other assets	124,527	134,523

Total Assets	$1,878,089	$1,813,916

LIABILITIES
Loss and loss adjustment expense reserves	$902,406	$885,697
Unearned premium reserves	290,891	282,086
Debt	55,500	60,250
Debentures	80,930	80,930
Other liabilities	70,920	66,783

Total Liabilities	1,400,647	1,375,746

STOCKHOLDERS’ EQUITY
Common stockholders’ equity	477,442	438,170

Total Liabilities & Stockholders’ Equity	$1,878,089	$1,813,916

Book value per common share	$8.31	$7.64

Book value per common share excluding unrealized gain/loss, net of deferred taxes	$8.10	$7.70

EARNINGS RELEASE	PAGE 6

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED INCOME STATEMENT INFORMATION

(In Thousands, Except	FOR THE QUARTER		FOR THE SIX MONTHS
Share & Per Share Data)	ENDED JUNE 30,		ENDED JUNE 30,
SUMMARY DATA	2009	2008	2009	2008
Gross written premiums	$156,891	$94,370	$316,882	$184,838
Net written premiums	134,524	76,071	268,040	147,470

REVENUES
Net earned premiums	$127,140	$77,031	$256,178	$143,053
Net commissions and fees	8,396	9,632	18,633	21,663
Net investment income	12,397	6,917	24,739	14,065
Net realized losses	(958)	(146)	(2,950)	(177)

Total Revenues	146,975	93,434	296,600	178,604

EXPENSES
Net losses & loss adjustment expenses (1)	70,464	43,542	140,251	81,203
Salaries & employee benefits	19,945	14,143	39,772	26,898
Interest expense	2,659	1,254	5,441	2,565
Policy acquisition and other underwriting expenses (1)	27,139	12,716	51,108	25,863
Amortization expense	1,420	1,563	2,928	3,114
Other administrative expenses	9,917	7,961	20,310	16,793

Total Expenses	131,544	81,179	259,810	156,436

INCOME BEFORE INCOME TAXES AND EQUITY EARNINGS	15,431	12,255	36,790	22,168
Income tax expense	3,827	3,879	11,701	6,790
Equity earnings of affiliates	41	61	96	117

NET INCOME	$11,645	$8,437	$25,185	$15,495

NET OPERATING INCOME (2)	$11,932	$8,532	$28,269	$15,610

Amortization expense	1,420	1,563	2,928	3,114

NET OPERATING INCOME, excluding amortization expense (3)	$13,352	$10,095	$31,197	$18,724

Diluted earnings per common share
Net income	$0.20	$0.23	$0.44	$0.42
Net operating income	$0.21	$0.23	$0.49	$0.42
Net operating income, excluding amortization expense	$0.23	$0.27	$0.54	$0.50
Diluted weighted average common shares outstanding	57,516,750	37,126,911	57,481,241	37,126,782

GAAP ratios:

Loss & LAE ratio	59.4%	61.2%	58.7%	61.5%
Other underwriting expense ratio	33.3%	29.3%	31.5%	30.6%

GAAP combined ratio	92.7%	90.5%	90.2%	92.1%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The following supplemental information sets forth the intercompany fees, which are eliminated upon consolidation.

(2)	While net operating income is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Net operating income is net income less realized gains (losses) net of taxes associated with such gains (losses).

(3)	While net operating income, excluding amortization expense, is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. Management believes this information is beneficial as amortization expense reflects an interim non-cash charge and in the long-term cash earnings will reflect GAAP earnings as we complete the amortization periods associated with current acquisitions. Net operating income, excluding amortization expense, is net income less realized gains (losses) net of taxes associated with such gains (losses) and less amortization expense.

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MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED UNCONSOLIDATED GAAP DATA

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)
	2009	2008	2009	2008
Unconsolidated GAAP data - Ratio Calculation Table:
Net earned premiums	$127,140	$77,031	$256,178	$143,053

Consolidated net loss and LAE (1)	$70,464	$43,542	$140,251	$81,203
Intercompany claim fees	4,995	3,629	10,103	6,735

Unconsolidated net loss and LAE	$75,459	$47,171	$150,354	$87,938

GAAP loss and LAE ratio	59.4%	61.2%	58.7%	61.5%

Consolidated policy acquisition and other underwriting expenses (1)	$27,139	$12,716	$51,108	$25,863
Intercompany administrative and other underwriting fees	15,201	9,832	29,567	17,920

Unconsolidated policy acquisition and other underwriting expenses	$42,340	$22,548	$80,675	$43,783

GAAP other underwriting expense ratio	33.3%	29.3%	31.5%	30.6%

GAAP combined ratio	92.7%	90.5%	90.2%	92.1%

	2009	2008	2009	2008
Unconsolidated GAAP data - Gross Commissions and Fees:

Managed programs:
Management fees	$3,821	$4,174	$9,099	$10,206
Claims fees	2,006	2,305	3,972	4,485
Loss control fees	520	625	1,009	1,135
Reinsurance brokerage	90	98	155	394

Total managed programs	6,437	7,202	14,235	16,220
Agency commissions	2,171	2,681	4,965	6,009
Intersegment revenue	(212)	(251)	(567)	(566)

Net commissions and fees	8,396	9,632	18,633	21,663
Intercompany commissions and fees	20,196	13,461	39,670	24,655

Gross commissions and fees	$28,592	$23,093	$58,303	$46,318

Fee-for-service pre-tax income, excluding amortization	$(378)	$1,708	$1,213	$4,246

Pre-tax margin on fee-for-service income	-1.3%	7.4%	2.1%	9.2%

(1)	Both the loss and loss adjustment and expense ratios are calculated based upon the unconsolidated insurance company operations. The above table sets forth the intercompany fees, which are eliminated in consolidation. The GAAP combined ratio is the sum of the GAAP loss and loss adjustment expense ratio and the GAAP expense ratio. The GAAP loss and loss adjustment expense ratio is the unconsolidated net loss and loss adjustment expense in relation to net earned premium. The GAAP expense ratio is the unconsolidated policy acquisition and other underwriting expenses in relation to net earned premium.

EARNINGS RELEASE	PAGE 8

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED ADJUSTED GAAP EXPENSE RATIO SUMMARY

	FOR THE QUARTER		FOR THE SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
(In Thousands)	2009	2008	2009	2008
Net earned premiums	$127,140	$77,031	$256,178	$143,053
Less: Unconsolidated net loss and LAE	75,459	47,171	150,354	87,938
Unconsolidated policy acquisition and other underwriting expenses	42,340	22,548	80,675	43,783

Underwriting income	$9,341	$7,312	$25,149	$11,332

GAAP combined ratio as reported	92.7%	90.5%	90.2%	92.1%

Specialty risk management operations pre-tax income	$20,875	$15,617	$48,286	$28,529
Less: Underwriting income	9,341	7,312	25,149	11,332
Net investment income and capital losses	11,439	6,771	21,789	13,888

Fee-based operations pre-tax income	95	1,534	1,348	3,309
Agency operations pre-tax (loss) income	(473)	174	(135)	937

Total fee-for-service pre-tax income	$(378)	$1,708	$1,213	$4,246

GAAP expense ratio as reported	33.3%	29.3%	31.5%	30.6%
Adjustment to include pre-tax income from total fee-for-service income (1)	-0.3%	2.2%	0.5%	3.0%

GAAP expense ratio as adjusted (2)	33.6%	27.1%	31.0%	27.6%
GAAP loss and LAE ratio as reported	59.4%	61.2%	58.7%	61.5%

GAAP combined ratio as adjusted	93.0%	88.3%	89.7%	89.1%

Reconciliation of consolidated pre-tax income:
Specialty risk management operations pre-tax income:
Fee-based operations pre-tax income	$95	$1,534	$1,348	$3,309
Underwriting income	9,341	7,312	25,149	11,332
Net investment income and capital losses	11,439	6,771	21,789	13,888

Total specialty risk management operations pre-tax income	20,875	15,617	48,286	28,529

Agency operations pre-tax (loss) income	(473)	174	(135)	937
Less: Holding company expenses	892	719	2,992	1,619
Interest expense	2,659	1,254	5,441	2,565
Amortization expense	1,420	1,563	2,928	3,114

Consolidated pre-tax income	$15,431	$12,255	$36,790	$22,168

(1) Adjustment to include pre-tax income from total fee-for-service income is calculated by dividing total fee-for-service income by net earned premiums.
(2) While the adjusted GAAP expense ratio is a non-GAAP disclosure, management believes this information is beneficial to reviewing the financial statements. The adjusted GAAP expense ratio is the GAAP expense ratio, as reported, less the adjustment to include pre-tax income from total fee-for-service income. Management believes this information is beneficial as our GAAP expense ratio includes the impact of the margin associated with our fee-based operations. If the profit margin from our fee-for-service business is recognized as an offset to our underwriting expense, a more realistic picture of our operating efficiency emerges.

EARNINGS RELEASE	PAGE 9

MEADOWBROOK INSURANCE GROUP, INC.
FINANCIAL INFORMATION
SUPPLEMENT TO THE EARNINGS RELEASE
UNAUDITED HISTORICAL INCOME STATEMENT INFORMATION

(In Thousands, Except
Share & Per Share Data)	2006A	2007A	Q108A	Q208A	Q308A	Q408A	2008A	Q109A	Q209A
SUMMARY DATA
Gross written premiums	$330,872	$346,451	$90,468	$94,370	$134,418	$138,427	$457,683	$159,991	$156,891
Net written premiums	262,668	280,211	71,399	76,071	112,465	115,259	375,194	133,516	134,524

INCOME STATEMENT

REVENUES
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038	$127,140
Commissions and fees (net)	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237	8,396
Net investment income	22,075	26,400	7,148	6,917	10,622	11,937	36,624	12,342	12,397
Net realized gains (losses)	69	150	(31)	(146)	(7,290)	(3,955)	(11,422)	(1,992)	(958)

Total Revenues	318,236	340,735	85,170	93,434	119,884	139,339	437,827	149,625	146,975

EXPENSES
Net losses & loss adjustment expenses	146,293	150,969	37,661	43,542	63,932	67,750	212,885	69,787	70,464
Policy acquisition and other underwriting expenses	50,479	53,717	13,147	12,716	19,470	23,961	69,294	23,969	27,139
Other administrative expenses	28,824	32,269	8,832	7,960	8,055	10,153	35,000	10,393	9,917
Salaries & employee benefits	54,569	56,433	12,755	14,143	17,056	18,908	62,862	19,827	19,945
Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508	1,420
Interest expense	5,976	6,030	1,311	1,254	2,333	2,783	7,681	2,782	2,659

Total Expenses	286,731	301,348	75,257	81,178	112,377	125,220	394,032	128,266	131,544

INCOME BEFORE TAXES AND EQUITY EARNINGS	31,505	39,387	9,913	12,256	7,507	14,119	43,795	21,359	15,431
Income tax expense	9,599	11,726	2,911	3,879	3,338	6,539	16,667	7,874	3,827
Equity earnings of affiliates	128	331	56	61	26	126	269	55	41

NET INCOME	$22,034	$27,992	$7,058	$8,438	$4,195	$7,706	$27,397	$13,540	$11,645

Net realized capital gain (loss), net of tax	45	97	(20)	(95)	(6,743)	(4,562)	(11,420)	(2,797)	(287)

OPERATING INCOME	$21,989	$27,895	$7,078	$8,533	$10,938	$12,268	$38,817	$16,337	$11,932

Amortization expense	590	1,930	1,551	1,563	1,531	1,665	6,310	1,508	1,420

OPERATING INCOME, excluding amortization expense	$22,579	$29,825	$8,629	$10,096	$12,469	$13,933	$45,127	$17,845	$13,352

Weighted average common shares outstanding	29,566,141	33,101,965	37,103,270	37,126,911	47,595,572	57,780,625	44,995,712	57,410,327	57,516,750
Shares O/S at end of the period	29,107,818	36,996,287	37,021,032	37,021,032	57,644,022	57,341,989	57,341,989	57,447,707	57,447,707

PER SHARE DATA (Diluted) Net income	$0.75	$0.85	$0.19	$0.23	$0.09	$0.13	$0.61	$0.24	$0.20
Net realized gain (loss), net of tax	$0.01	$0.01	$—	$—	$(0.14)	$(0.08)	$(0.25)	$(0.04)	$(0.01)
Operating income	$0.74	$0.84	$0.19	$0.23	$0.23	$0.21	$0.86	$0.28	$0.21
Operating income, excluding amortization expense	$0.76	$0.90	$0.23	$0.27	$0.26	$0.24	$1.00	$0.31	$0.23

OPERATING RATIO ANALYSIS
GAAP Loss & LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%	59.4%
GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%	33.3%

GAAP Combined ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%	92.7%

Unconsolidated GAAP data - Ratio Calculation Table:
Net earned premiums	$254,920	$268,197	$66,022	$77,031	$104,243	$122,425	$369,721	$129,038	$127,140

Consolidated net loss and LAE	$146,293	$150,969	$37,661	$43,542	$63,932	$67,750	$212,885	$69,787	$70,464
Intercompany claim fees	12,553	13,058	3,106	3,629	4,508	5,053	16,296	5,108	4,995

Unconsolidated net loss and LAE	$158,846	$164,027	$40,767	$47,171	$68,440	$72,803	$229,181	$74,895	$75,459

GAAP Net loss and LAE ratio	62.3%	61.2%	61.7%	61.2%	65.7%	59.5%	62.0%	58.0%	59.4%

Consolidated Policy acquisition and other underwriting expenses	$50,479	$53,717	$13,147	$12,716	$19,537	$23,949	$69,349	$23,969	$27,139
Intercompany administrative and other underwriting fees	37,442	37,890	8,088	9,832	12,821	15,630	46,371	14,366	15,201

Unconsolidated policy acquisition and other underwriting expenses	$87,921	$91,607	$21,235	$22,548	$32,358	$39,579	$115,720	$38,335	$42,340

GAAP Expense ratio	34.5%	34.2%	32.2%	29.3%	31.0%	32.3%	31.3%	29.7%	33.3%

GAAP Combined Ratio	96.8%	95.4%	93.9%	90.5%	96.7%	91.8%	93.3%	87.7%	92.7%

Unconsolidated Commissions & Fees
Managed programs:
Management fees	$18,714	$23,963	$6,032	$4,174	$6,972	$3,990	$21,168	$5,278	$3,821
Claims fees	8,776	9,025	2,180	2,305	2,304	2,090	8,879	1,966	2,006
Loss control fees	2,216	2,151	510	625	467	467	2,069	489	520
Reinsurance brokerage	735	929	296	98	177	157	728	65	90

Total managed programs	30,441	$36,068	9,018	7,202	9,920	6,704	$32,844	7,798	6,437
Agency commissions	12,285	11,316	3,328	2,681	2,630	2,425	11,064	2,794	2,171
Intersegment commissions and fees	(1,554)	(1,396)	(315)	(251)	(241)	(197)	(1,004)	(355)	(212)

Net Commissions and fees	41,172	45,988	12,031	9,632	12,309	8,932	42,904	10,237	8,396
Intercompany commissions and fees	49,995	50,948	11,194	13,461	17,329	20,683	62,667	19,474	20,196

Gross commissions and fees	$91,167	$96,936	$23,225	$23,093	$29,638	$29,615	$105,571	$29,711	$28,592